Exhibit 10.1

CHANGE ORDER FORM
Insurance Provisional Sum Closeout

PROJECT NAME: Sabine Pass LNG Liquefaction Facility OWNER: Sabine Pass Liquefaction, LLC CONTRACTOR: Bechtel Oil, Gas and Chemicals, Inc. DATE OF AGREEMENT: November 11, 2011	CHANGE ORDER NUMBER: CO-00059 DATE OF CHANGE ORDER: May 18, 2017

The Agreement between the Parties listed above is changed as follows: (attach additional documentation if necessary)

1.
The previous value of the Insurance Provisional Sum incorporated into the Agreement in Change Order C0-00021, dated April 17, 2013, was U.S. $107,733,368. Parties now agree to close this Provisional Sum. Actual Cost for Stage 1 Insurance was $115,171,041. The contract price will be increased by $7,437,673 which reflects the closure of the provisional sum.

2.	The Provisional Sum breakdown is described as follows:

a.
The previous Insurance Provisional Sum in Article 1.3 of Attachment EE, Schedule EE-1, of the Agreement was One Hundred Seven Million, Seven Hundred Thirty-Three Thousand, Three Hundred Sixty-Eight U.S. Dollars (U.S. $107,733,368). This Change Order will reduce of the Insurance Provisional Sum by (U.S. $107,733,368) and the value will be $0.

b.
The Parties agree to adjust the Aggregate Provisional Sum specified in Article 7.1A of the Agreement which prior to this Change Order was One Hundred Seven Million, Seven Hundred Thirty-Three Thousand, Three Hundred Sixty-Eight U.S. Dollars (U.S.$107,733,368). This Change Order will decrease the Aggregate Provisional Sum amount by One Hundred Seven Million, Seven Hundred Thirty-Three Thousand, Three Hundred Sixty-Eight U.S. Dollars (U.S. $107,733,368) and the new Aggregate Provisional Sum value shall be Zero U.S. Dollars (U.S. $0).

3.	Schedule C-1 (Milestone Payment Schedule) of Attachment C of the Agreement will be amended by including the milestone(s) listed in Exhibit A of this Change Order.

Adjustment to Contract Price

The original Contract Price was	$3,900,000,000
Net change by previously authorized Change Orders (#0001-00058)	$208,972,549
The Contract Price prior to this Change Order was	$4,108,972,549
The Contract Price will be increased by this Change Order in the amount of	$7,437,673
The new Contract Price including this Change Order will be	$4,116,410,222

Adjustment to dates in Project Schedule
The following dates are modified (list all dates modified; insert N/A if no dates modified): N/A

Adjustment to other Changed Criteria (insert N/A if no changes or impact; attach additional documentation if necessary) N/A

Adjustment to Payment Schedule: Yes — See Exhibit A of this Change Order

Adjustment to Minimum Acceptance Criteria: N/A

Adjustment to Performance Guarantees: N/A

Adjustment to Design Basis: N/A

Other adjustments to liability or obligation of Contractor or Owner under the Agreement: N/A

Select either A or B:
[A] This Change Order shall constitute a full and final settlement and accord and satisfaction of all effects of the change reflected in this Change Order upon the Changed Criteria and shall be deemed to compensate Contractor fully for such change. Initials:
/s/ BT Contractor /s/ EL Owner

~~[B] This Change Order shall not constitute a full and final settlement and accord and satisfaction of all effects of the change reflected in this Change Order upon the Changed Criteria and shall not be deemed to compensate Contractor fully for such change. Initials: ____ Contractor ____ Owner~~

Upon execution of this Change Order by Owner and Contractor, the above-referenced change shall become a valid and binding part of the original Agreement without exception or qualification, unless noted in this Change Order. Except as modified by this and any previously issued Change Orders, all other terms and conditions of the Agreement shall remain in full force and effect. This Change Order is executed by each of the Parties’ duly authorized representatives.

/s/ Ed Lehotsky	/s/ Bhupesh Thakkar
Owner	Contractor
Ed Lehotsky	Bhupesh Thakkar
Name	Name
SVP LNG E&C	Senior Project Manager
Title	Title
August 9, 2017	May 18, 2017
Date of Signing	Date of Signing